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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 31, 2006

                          SYNOVA HEALTHCARE GROUP, INC.
             (Exact name of registrant as specified in its charter)

            Nevada                        000-51492             91-1951171
 (State or other jurisdiction            (Commission           (IRS Employer
       of incorporation)                 File Number)       Identification No.)


              1400 N. Providence Road, Suite 6010, Media, PA 19063
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (610) 565-7080


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17CFR 230.425)


|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)


|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01. OTHER EVENTS.

         On January 31, 2006, pursuant to the terms of a share purchase agreement, as amended, between Synova Pre-Natal Healthcare, Inc. ("Synova Pre-Natal"), a wholly owned subsidiary of Synova Healthcare Group, Inc. (the "Company"), and BioPad, Ltd. ("BioPad"), a research and development organization based in Israel, Synova Pre-Natal has deposited $1,880,000 into an escrow account representing the final installment of its required payments under the share purchase agreement. These payments were made in connection with Synova Pre-Natal's purchase of 25% of the issued and outstanding ordinary shares of BioPad on a fully diluted basis (excluding options that may be granted to employees of BioPad in an amount equal to up to 10% of the issued and outstanding ordinary shares of BioPad). This final deposit served to close all transaction matters related to this purchase.








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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           SYNOVA HEALTHCARE GROUP, INC.


Date: February 8, 2006                     By:  /s/ Stephen E. King
                                                ------------------------------
                                                Name:  Stephen E. King
                                                Title: Chief Executive Officer













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